Exhibit 1.1

PERFICIENT, INC.
Shares of Common Stock

UNDERWRITING AGREEMENT

________________, 2005

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
     as Representative of the several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
Arlington, Virginia 22209

Dear Sirs:

          Perficient, Inc., a Delaware corporation (the “Company”), and certain stockholders of the Company listed on Schedule I hereto (the “Selling Stockholders”), each confirms its agreement with each of the Underwriters listed on Schedule II hereto (collectively, the “Underwriters”), for whom Friedman, Billings, Ramsey & Co., Inc., is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company and each respective Selling Stockholder as noted in Schedule I hereto of 5,032,600 shares (the “Initial Shares”) of Common Stock, par value $0.001 per share, of the Company (“Common Stock”) in the respective numbers of shares set forth opposite the names of the Company and each such Selling Stockholder in Schedule I hereto, and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule II hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of 754,890 additional shares of Common Stock to cover over-allotments (the “Option Shares”), if any, from the Company and each respective Selling Stockholder as noted in Schedule I hereto, in the respective numbers of shares of Common Stock set forth opposite the names of the Company and each Selling Stockholder in Schedule I hereto, to the Underwriters, acting severally and not jointly, in the respective numbers of shares of Common Stock set forth opposite the names of the Underwriters in Schedule II hereto. The 5,032,600 shares of Common Stock to be purchased by the Underwriters and all or any part of the 754,890 shares of Common Stock subject to the option described in Section l(b) hereof are hereinafter called, collectively, the “Shares.”

          The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered.

          The Company has filed with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3 (No. 333-123177) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder (collectively, the “Securities Act”). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed (whether by incorporation by reference or otherwise) to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act) is hereinafter called the “Registration Statement,” except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), “Registration Statement” shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement. Each prospectus included in the Registration Statement, or amendments thereof or supplements thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act is hereinafter called the “Preliminary Prospectus.” The term “Prospectus” means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act, and any amendments thereof or supplements thereto. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or any Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder (collectively, the “Exchange Act”). The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

          Each Selling Stockholder has executed and delivered a Power of Attorney substantially in the form attached hereto as Exhibit A (the “Power of Attorney”) pursuant to which each Selling Stockholder party thereto has appointed John T. McDonald and Michael D. Hill as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with the authority to execute and deliver this Agreement on behalf of such Selling Stockholder and to take certain other actions with respect thereto and hereto.

          The Company, each of the Selling Stockholders and the Underwriters agree as follows:

     1. Sale and Purchase:

     (a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of $___, the Company agrees to sell to the Underwriters, subject to the conditions set forth in this Section 1, the number of Initial Shares set forth in Schedule I opposite its name and each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriters the number of Initial Shares set forth in Schedule I opposite such Selling Stockholder’s name, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders the number of Initial Shares set forth in Schedule II opposite such Underwriter’s name, plus any additional number of Initial Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

     (b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in subsection (a) above, the Company and each Selling Stockholder hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company and each Selling Stockholder, all or any part of the Option Shares up to the number of Option Shares set forth in Schedule I opposite the Company’s name and each Selling Stockholder’s name, as applicable, plus any additional number of Option Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part, from time to time and on one or more occasions, only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representative to the Company and the Attorneys-in-Fact setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, the Company and each Selling Stockholder will sell that proportion of the total number of Option Shares then being purchased which the number of Option Shares set forth in Schedule I opposite the name of the Company or such Selling Stockholder bears to the total number of Option Shares, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased, which the number of Initial Shares set forth in Schedule II opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

2. Payment and Delivery:

     (a) Initial Shares. The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least two business days’ prior notice to the Company and the Attorneys-in-Fact shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representative, including, at the option of the Representative, through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company and each of the Selling Stockholders, upon at least two business days’ prior notice. The Company will cause the certificates representing the Initial Shares to be made available for checking and packaging at least twenty-four hours prior to the Closing Time (as defined below) with respect thereto at the office of Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representative and the Company). The time at which such payment and delivery are actually made for both Initial Shares and any Option Shares is hereinafter sometimes called the “Closing Time” and the date of delivery of the Initial Shares and, if applicable, the Option Shares, is hereinafter sometimes called the “Date of Delivery.”

     (b) Option Shares. Any Option Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least two full business days’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representative, including, at the option of the Representative, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified in writing to the Representative by the Company and each of the Selling Stockholders, upon at least two full business days’ prior notice. The Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least twenty-four hours prior to the Date of Delivery with respect thereto at the Designated Office. In the case of Option Shares, payment shall be made consistent with the terms set forth in paragraph(a) above, on the date specified by the Representative in the notice given by the Representative to the Company of the Underwriters’ election to purchase such Option Shares or on such other time and date as the Company and the Representative may agree upon in writing.

     3. Representations and Warranties of the Company:

     3.1 The Company represents and warrants to the Underwriters that:

     (a) the Company has an authorized capitalization as set forth in the Prospectus; the outstanding shares of capital stock of the Company and each subsidiary of the Company that is a “significant subsidiary” of the Company as defined by Rule 1-02 of the Regulation S-X, as calculated pursuant thereto as of December 31, 2004, or is otherwise material to the Company (each, a “Subsidiary”), have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the outstanding shares of capital stock of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

     (b) each of the Company and the Subsidiaries (all of which are named on Schedule III) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with all requisite corporate power and authority to own its respective properties and to conduct its respective businesses as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions contemplated herein;

     (c) each of the Company and the Subsidiaries is duly qualified or licensed to conduct business and is in good standing in each jurisdiction in which the conduct of their respective businesses or the ownership or lease of its real property requires such qualification and in which the failure, individually or in the aggregate, to be so qualified or licensed would or could reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise), present or prospective, of the Company and the Subsidiaries taken as a whole (any such effect or change, where the context so requires, is hereinafter called a “Material Adverse Effect” or “Material Adverse Change”); except as disclosed in the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary; except as disclosed in the Prospectus, and except for the shares of capital stock of each of the Subsidiaries and Perficient International Limited, Perficient Canada Corp., Core Objective, Inc. and 1028052 Ontario, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, limited liability company, joint venture or other entity;

     (d) the Company and the Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates;

     (e) neither the Company nor any Subsidiary is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective organizational documents, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except for such breaches or defaults which would not have a Material Adverse Effect;

     (f) the execution, delivery and performance of this Agreement, and consummation of the transactions contemplated herein do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the organizational documents of the Company or any Subsidiary, or (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective assets or properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of this clause (ii) for such breaches or defaults which would not have a Material Adverse Effect;

     (g) this Agreement has been duly authorized, executed and delivered by the Company and, assuming proper authority by parties to this Agreement other than the Company and its representatives, when duly executed and delivered by such other parties hereto, will be a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

     (h) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency (each a “Governmental Authority”) is required in connection with the Company’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein, and its sale and delivery of the Shares, other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”), (B) such approvals as have been obtained in connection with the approval of the quotation of the Shares on the Nasdaq National

Market and (C) any necessary qualification under the securities or “blue sky” laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

     (i) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which would result in a Material Adverse Change;

     (j) each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission;

     (k) the Commission has not issued any order preventing or suspending use of any Preliminary Prospectus. When any Preliminary Prospectus was filed with the Commission it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Securities Act and (ii) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; when the Registration Statement or any amendment thereto was or is declared effective, it (x) contained or will contain, as the case may be, all statements required to be stated therein in accordance with, and complied and will comply in all material respects with the requirements of, the Securities Act and (y) did not or will not contain, as the case may be, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; when the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or part thereof or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and on the Closing Time and on each Date of Delivery, the Prospectus, as amended or supplemented at any such time, (A) contained or will contain, as the case may be, all statements required to be stated therein in accordance with, and complied and will comply in all material respects with the requirements of, the

Securities Act and (B) did not or will not contain, as the case may be, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this paragraph shall not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information concerning any Underwriter and furnished to the Company in writing by any Underwriter through the Representative expressly for use therein (that information being limited to that described in the next to last sentence of the first paragraph of Section 9(c) hereof);

     (l) each document incorporated by reference in the Prospectus, when it became effective or was filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required;

     (m) the Preliminary Prospectus was and the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T;

     (n) there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which would result in a judgment, decree, award or order having a Material Adverse Effect;

     (o) the financial statements and the related notes thereto included in or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of operations and changes in their financial position and cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included, or incorporated by reference, in the Registration Statement and the amounts in the Prospectus under the captions “Prospectus Summary — Summary Consolidated Financial Data” and “Selected Consolidated Financial Data” fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement; the unaudited pro forma financial information (including the related notes) included in the Prospectus and any Preliminary Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and its subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified; no other pro forma financial information is required to be included in the Registration Statement;

     (p) BDO Seidman, LLP, Ernst & Young LLP, Grant Thornton LLP and BKD LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the Commission as part of the Registration Statement and Prospectus or are incorporated by reference therein and any other accounting firm that has certified Company financial statements and delivered its reports with respect thereto were during the periods covered by their reports, independent public accountants as required by the Securities Act;

     (q) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (A) any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

     (r) the Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

     (s) there are no persons with registration or other similar rights to require any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act through the 90th day after the date of this Agreement, (i) except for certain of the Selling Stockholders, to the extent of the equity securities to be offered and sold by such Selling Stockholders as contemplated by this Agreement, and (ii) except for those registration or similar rights which have been waived with respect to the offering contemplated by this Agreement through the 90th day after the date of this Agreement, all of which registration or similar rights described in clauses (i) and (ii) are fairly summarized in the Prospectus;

     (t) the Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise;

     (u) the Shares have been approved for listing on the Nasdaq National Market, subject to official notice of issuance;

     (v) the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

     (w) neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the “Exchange Act Regulations”), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the National Association of Securities Dealers, Inc. (the “NASD”)) any member firm of the NASD;

     (x) the Company has not relied upon the Representative or legal counsel for the Representative for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

     (y) any certificate signed by any officer of the Company or any Subsidiary delivered to the Representative or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

     (z) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the Nasdaq National Market;

     (aa) the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary;

     (bb) the descriptions in the Registration Statement and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles;

     (cc) each of the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other adequate rights to use, all material inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights, trade secrets and other proprietary information described or incorporated by reference in the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; and, to the knowledge of the Company, the conduct of their respective businesses will not conflict in any material respects with, and neither the Company nor any of its Subsidiaries has received any notice of any claim or conflict with, any rights of others;

     (dd) the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

     (ee) each of the Company and the Subsidiaries maintains insurance of the types and in the amounts reasonably deemed adequate for their respective businesses and consistent in all material respects with insurance coverage maintained by similar companies in similar businesses, all of which insurance is in full force and effect;

     (ff) neither the Company nor any of the Subsidiaries is in violation, or has received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company or any of the Subsidiaries; the Company and the Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and the Subsidiaries are in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, individually or in the aggregate, result in a Material Adverse Change;

     (gg) neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, the violation of any of which would have a Material Adverse Effect;

     (hh) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates or with respect to which the Company or any of its affiliates has any liability has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except for any noncompliance which would not singly or in the aggregate, result in a Material Adverse Change; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and no such plan is subject to Title IV of ERISA or the funding rules of Section 412 of the Code or Section 302 of ERISA, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions;

     (ii) neither the Company nor any of the Subsidiaries nor any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, or (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries;

     (jj) except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them;

     (kk) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any employee or agent of the Company or any of the Subsidiaries, has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus;

     (ll) all securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any Subsidiary, have been issued and sold in compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and, (iii) to the extent applicable to the issuing entity, the requirements of the Nasdaq National Market;

     (mm) in connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act. The Company has not distributed and will not distribute any Prospectus or other offering material, other than the Preliminary Prospectus and the Prospectus, any amendment or supplement thereto, or any other materials, if any, permitted by the Securities Act, in connection with the offer and sale of the Shares;

     (nn) the Company has complied and will comply with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida); and neither the Company nor any of the Subsidiaries or affiliates does business with the government of Cuba or with any person or affiliate located in Cuba;

     (oo) no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers or stockholders of the Company or any of the Subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus and which is not so described;

     (pp) neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Shares, will be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

     (qq) there are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of the Subsidiaries which are likely to have individually or in the aggregate a Material Adverse Effect.

     3.2 Each Selling Stockholder, severally and not jointly, represents and warrants to the Underwriters that:

     (a) such Selling Stockholder has full power and authority to enter into this Agreement and the Power of Attorney to which it is a party. All authorizations and consents necessary for the execution and delivery by such Selling Stockholder of the Power of Attorney, and for the execution of this Agreement on behalf of such Selling Stockholder, have been given. Each of the Power of Attorney and this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and, assuming proper authority by the other parties to this Agreement, when duly executed and delivered by the other parties hereto, constitutes a valid and binding agreement of such Selling Stockholder and is enforceable against such Selling Stockholder in accordance with the terms thereof and hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

     (b) such Selling Stockholder now has, and at the Closing Time or the applicable Date of Delivery will have, (i) good and marketable title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances and claims whatsoever (other than pursuant to the Power of Attorney), and (ii) full legal right and power, and all authorizations and approvals required by law, to sell, transfer and deliver such Shares to the Underwriters hereunder and to make the representations, warranties and agreements made by such Selling Stockholder herein. Upon the delivery of and payment for such Shares hereunder, such Selling Stockholder will deliver good and marketable title thereto, free and clear of any pledge, lien, encumbrance, security interest or other claim;

     (c) at the Closing Time or the applicable Date of Delivery, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder will have been fully paid or provided for by such Selling Stockholder and all laws imposing such taxes will have been fully complied with;

     (d) the performance of this Agreement and the consummation of the transactions contemplated herein will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the certificate or articles of incorporation, other charter or similar constitutive documents, or the bylaws of the Selling Stockholder, or (ii) any provision of any indenture, mortgage, deed of trust, loan or credit agreement, material license or other material agreement or material instrument to which the Selling Stockholder is a party or by which it or its properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Selling Stockholder; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Selling Stockholder;

     (e) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Selling Stockholder’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein, and its sale and delivery of the Shares, other than (i) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act and the Exchange Act, (ii) such approvals as have been obtained in connection with the approval of the quotation of the Shares on the Nasdaq National Market and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

     (f) such Selling Stockholder (i) has carefully reviewed the representations and warranties of the Company contained in this Agreement and has no reason to believe that such representations and warranties are untrue or incorrect; (ii) is familiar with the Registration Statement and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus which has had or may have a Material Adverse Effect and (iii) is not prompted to sell Shares by any information concerning the Company which is not set forth in the Registration Statement or the Prospectus;

     (g) all material information with respect to such Selling Stockholder contained in the Registration Statement and the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment or supplement thereto) complied and will comply in all material respects with all applicable provisions of the Securities Act, contains and will contain all statements of material fact required to be stated therein in accordance with the Securities Act, and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (h) other than as permitted by the Securities Act, such Selling Stockholder has not distributed and will not distribute any preliminary prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Shares. Such Selling Stockholder has not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result in, under the Securities Act or otherwise, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

     (i) such Selling Stockholder agrees that the arrangements made by such Selling Stockholder for the appointment of the Attorneys-in-Fact by such Selling Stockholder are irrevocable (to the extent provided in the Power of Attorney); and that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death, disability, incapacity or liquidation of any Selling Stockholder or the occurrence of any other event; if any Selling Stockholder should die, become disabled or incapacitated or be liquidated or if any other such event should occur before the delivery of the Shares hereunder, certificates for the Shares shall be delivered by the Attorneys-in-Fact in accordance with the terms and conditions of this Agreement and actions taken by the Attorneys-in-Fact pursuant to the Power of Attorney shall be as valid as if such death, liquidation, incapacity or other event had not occurred, regardless of whether or not the Attorneys-in-Fact shall have received notice thereof;

     (j) such Selling Stockholder has not relied upon the Representative or legal counsel for the Representative for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

     (k) such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Prospectus under “Related Party Transactions”;

     (l) such Selling Stockholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus; and

     (m) such Selling Stockholder is not a member of or an affiliate of or associated with any member of the NASD.

     4. Certain Covenants:

     4.1 The Company hereby agrees with each Underwriter:

     (a) to comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and to use commercially reasonable efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act;

     (b) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or “blue sky” laws of such jurisdictions (both domestic and foreign) as the Representative may designate and to maintain such qualifications in effect as long as requested by the Representative for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

     (c) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representative promptly and, if reasonably requested by the Representative, will confirm such advice in writing, when such post-effective amendment has become effective;

     (d) to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 a.m. (New York City time), on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, including all exhibits and consents filed therewith, not later than 10:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree) to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

     (e) to advise the Representative promptly and (if requested by the Representative) to confirm such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act;

     (f) to advise the Representative immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other Governmental Authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible and to advise the Representative promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representative shall reasonably object in writing;

     (g) to furnish to the Representative for a period of one year from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Common Stock, (ii) as soon as practicable after the filing thereof, copies of all non-confidential reports filed by the Company with the Commission, the NASD or any securities exchange and (iii) such other information as the Underwriters may reasonably request regarding the Company and the Subsidiaries, provided, however, that to the extent any such reports or filings are available to the general public at no cost at the Commission’s Internet web site, www.sec.gov, then in lieu of furnishing a copy of such reports or filings to the Underwriters, the Company may, in its sole discretion, furnish the Underwriters with a hyperlink to the location of such reports or filings on the Commission’s Internet web site, www.sec.gov;

     (h) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters, copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters, copies in such quantities and at such locations as the Representative may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law;

     (i) to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company, be required by the Securities Act or requested by the Commission;

     (j) prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 under the Securities Act, or any document proposed to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act that will be incorporated by reference into the Prospectus, to furnish a copy thereof to the Representative and counsel for the

Underwriters and will not file any such amendment, supplement, Prospectus, or any document that will be incorporated by reference into the Prospectus, if the Representative reasonably objects to such amendment, supplement, Prospectus or document within three business days after receipt thereof;

     (k) to furnish promptly to the Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representative may reasonably request;

     (l) to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption “Use of Proceeds” in the Prospectus;

     (m) to make generally available to its security holders and to deliver to the Representative as soon as practicable, but in any event not later than the end of the fiscal quarter occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, as complies with the provisions of Rule 158 of the Securities Act,) covering a period of 12 months beginning after the effective date of the Registration Statement;

     (n) to use its diligent, reasonable and good faith efforts to maintain the quotation of the Shares on the Nasdaq National Market and to file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded and quotations for which are reported by the Nasdaq National Market;

     (o) to engage and maintain, at its expense, a registrar and transfer agent for the Shares;

     (p) to refrain during a period of 90 days from the date of the Prospectus, without the prior written consent of the Representative, from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock, or options for the purchase of shares of Common Stock, issued by the Company upon the exercise of an option or warrant outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued by the Company pursuant to any of the Company’s stock plans existing as of the date hereof, or (D) any shares of Common Stock issued by the Company as consideration for the acquisition of another business or entity;

     (q) not to, and to use its diligent, reasonable and good faith efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, (ii) except as provided herein or in the letter agreement dated February 16, 2005, between the Company and the Representative (the “Engagement Letter”) pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase Shares or any other securities convertible into or exchangeable for the Shares;

     (r) to use diligent, reasonable and good faith efforts to cause each Selling Stockholder, 5% or greater stockholder, officer and director of the Company to furnish to the Representative, prior to the first Date of Delivery, a letter agreement, substantially in the form of Exhibit B hereto;

     (s) that the provisions of the Engagement Letter shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated herein;

     (t) that the Company and its Subsidiaries shall maintain Directors and Officers liability insurance, which shall apply to the offering contemplated herein, in an amount generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses;

     (u) if at any time during the 45-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the reasonable opinion of the Representative, the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representative advising the Company to the effect set forth above, to consult with the Representative concerning the rumor, publication or event and, if mutually agreed to by the Company and the Representative, prepare and disseminate a press release or other public statement, reasonably satisfactory to the Representative, responding to or commenting on such rumor, publication or event; and

     (v) that the Company will comply with all of the provisions of any undertakings in the Registration Statement.

     4.2 Each Selling Stockholder hereby agrees with each Underwriter:

     (a) to deliver to the Representative prior to the Closing Time a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person, within the meaning of the Code) or Form W-9 (if the Selling Stockholder is a United States person, within the meaning of the Code);

     (b) to furnish to the Representative, prior to the first Date of Delivery, a letter agreement, substantially in the form of Exhibit B hereto;

     (c) if, at any time prior to the date on which the distribution of the Shares as contemplated herein and in the Prospectus has been completed, as determined by the Representative, such Selling Stockholder has knowledge of the occurrence of any event as a result of which the Prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, such Selling Stockholder will promptly notify the Company and the Representative; and

     (d) such Selling Stockholder agrees to deliver to the Company or the Underwriters such documentation as the Company or the Underwriters or any of their respective counsel may reasonably request in order to effectuate any of the provisions of this Agreement.

     5. Payment of Expenses:

     (a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state securities laws that the Company and the Representative have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters and the printing and furnishing of copies of any “blue sky” surveys or legal investment surveys to the Underwriters and to dealers), (v) filing for review of the public offering of the Shares by the NASD (including the legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto), (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the inclusion of the Shares in the Nasdaq National Market, (viii) making road show presentations with respect to the offering of the Shares, (ix) preparing and distributing bound volumes of transaction documents for the Representative (two sets) and its legal counsel (two sets), (x) other expenses of the Representative as provided in the Engagement Letter, and (xi) the performance of the Company’s other obligations hereunder. Upon the request of the Representative, the Company will provide funds in advance for filing fees.

     (b) The Company agrees to reimburse the Representative for its reasonable out-of-pocket expenses incurred in connection with the performance of its activities under this Agreement, including, but not limited to, costs such as printing, facsimile, courier service, direct computer expenses, accommodations and travel, including the fees and expenses of the Underwriters’ outside legal counsel and any other advisors, accountants and appraisers, subject to the limitations set forth in the Engagement Letter.

     (c) The Company agrees with each Underwriter and each Selling Stockholder to pay (directly or by reimbursement) all fees and expenses incident to the performance of the obligations of the Selling Stockholders under this Agreement which are otherwise specifically provided for herein, including, but not limited to, the reasonable fees and expenses of counsel for such Selling Stockholders.

     (d) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Stockholders shall be unable to perform their obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and disbursements of Underwriters’ counsel) and any other advisors, accountants, appraisers, etc. reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein subject to the limitations set forth in the Engagement Letter.

     6. Conditions of the Underwriters’ Obligations:

     (a) The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on each Date of Delivery, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders hereunder and under the Power of Attorney on the date hereof and at the Closing Time and on each Date of Delivery, as applicable, the performance by the Company and the Selling Stockholders of their respective obligations hereunder and under the Power of Attorney and to the satisfaction of the following further conditions at the Closing Time or on each Date of Delivery, as applicable;

     (b) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Vinson & Elkins L.L.P., counsel for the Company and the Subsidiaries, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form and substance satisfactory to King & Spalding LLP, counsel for the Underwriters, in substantially the form set forth in Exhibit C attached hereto;

     (c) Each Selling Stockholder shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of counsel for such Selling Stockholder, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form and substance satisfactory to King & Spalding LLP, counsel for the Underwriters, in substantially the form set forth in Exhibit D attached hereto.

     (d) The Representative shall have received from BDO Seidman, LLP, Ernst & Young LLP, Grant Thornton LLP and BKD LLP, independent registered public accounting firms, letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representative, in form and substance satisfactory to the Representative, relating to the financial statements, including any pro forma financial statements, of the Company and the Subsidiaries, and such other matters customarily covered by comfort letters issued in connection with registered public offerings.

     (e) The Representative shall have received at the Closing Time and on each Date of Delivery the favorable opinion of King & Spalding LLP, dated the Closing Time or such Date of Delivery, addressed to the Representative and in form and substance satisfactory to the Representative.

     (f) Any amendment or supplement to the Registration Statement or Prospectus required to be filed with the Commission in accordance with Sections 4.1(c), (f), (i) or (j) of this Agreement shall have been so filed.

     (g) Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus has been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; and (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative.

     (h) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.

     (i) Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery there shall not have been any Material Adverse Change,

which in the Representative’ sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Registration Statement.

     (j) The Shares shall have been approved for inclusion in the Nasdaq National Market.

     (k) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (l) The Representative shall have received lock-up agreements from each officer, director, Selling Stockholder and 5% or greater stockholder of the Company, in the form of Exhibit B attached hereto, and such letter agreements shall be in full force and effect.

     (m) The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate of its Chairman of the Board and Chief Executive Officer, and Chief Financial Officer, to the effect that:

     (i) the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the date hereof, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof;

     (ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference therein (“Incorporated Document”) has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

     (iii) when the Registration Statement became effective and at all times subsequent thereto up to the date hereof, the Registration Statement and the Prospectus, and any amendments or supplements thereto and any Incorporated Documents, when such Incorporated Documents became effective or were filed with the Commission, contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement and the Prospectus, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplemented Prospectus which has not been so set forth; and

     (iv) subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company and the Subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries considered as one enterprise, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary that is material to the Company and the Subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect, except in each case as described in the Prospectus.

     (n) Each Selling Stockholder will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate, to the effect that:

     (i) the representations and warranties of such Selling Stockholder set forth in this Agreement and in the Power of Attorney are true and correct as of such date; and

     (ii) such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder and under the Power of Attorney at or prior to the date hereof.

     (o) The Company and the Selling Stockholders, as applicable, shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statements of the Company contained herein and in the Power of Attorney, and the performance by the Company and the Selling Stockholders of their respective covenants contained herein and therein, and the fulfillment of any conditions contained herein or therein, as of the Closing Time or any Date of Delivery, as the Underwriters may reasonably request.

     7. Termination:

     The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time or any Date of Delivery, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, any Material Adverse Change or material change in management of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by Nasdaq National Market, or if trading generally on the Nasdaq National Market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or by order of the Commission or any other Governmental Authority, or (v) if there has been any downgrade in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or (vi) any federal, state, local or foreign statute, regulation, rule or order of any court or other Governmental Authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Representative, materially adversely affects or will materially adversely affect the business or operations of the Company, or (vii) any action has been taken by any Governmental Authority or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Representative, has a material adverse effect on the securities markets in the United States.

     If the Representative elects to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

     If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder and the Selling Stockholders shall be under no obligation or liability to the Company or the Underwriters under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

     8. Increase in Underwriters’ Commitments:

     If any Underwriter shall default at the Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representative shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representative may terminate this Agreement by notice to the Company, without liability of any non-defaulting Underwriter, the Company or any Selling Stockholder to any other party except that the provisions of Sections 5 and 9 hereof shall at all times be effective and shall survive such termination.

     Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative).

     If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

     The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

     9. Indemnity and Contribution by the Company, the Selling Stockholders and the Underwriters:

     (a) The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section

15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of the Company contained herein, (B) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (C) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or (D) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any such untrue statement or alleged untrue statement of a material fact or such omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use in such Registration Statement or Prospectus; provided, however, that the Company will not be liable to any Underwriter or any person controlling such Underwriter with respect to any such untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in any Preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if (i) the Prospectus (or such amendment or supplement) shall have been delivered to the Underwriters in compliance with Section 4.1(d) and (ii) the person asserting any such loss claim, damage or liability purchased Shares from such Underwriter but was not sent or given a copy of the Prospectus (as so amended or supplemented) at or prior to the written confirmation of the sale of such Shares to such person in any case where such delivery of the Prospectus (as amended or supplemented) is required by the Act. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liability which the Company may otherwise have.

     (b) Each Selling Stockholder, severally and not jointly, agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of such Selling Stockholder contained herein or in the Power of Attorney, (B) any failure on the part of such Selling Stockholder to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (C) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company) or (D) any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus, or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; but only insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by such Selling Stockholder to the Company expressly for use in such Registration Statement or Prospectus; provided, however, that the indemnity agreement contained in this subsection (b) shall not require any such Selling Stockholder to reimburse the Underwriters in excess of the gross sale price of the Shares sold by such Selling Stockholder pursuant to this Agreement; and provided further, however, that such Selling Stockholder will not be liable to any Underwriter or any person controlling such Underwriter with respect to any such untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in any Preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if (i) the Prospectus (or such amendment or supplement) shall have been delivered to the Underwriters in compliance with Section 4.1(d) and (ii) the person asserting any such loss claim, damage or liability purchased Shares from such Underwriter but was not sent or given a copy of the Prospectus (as so amended or supplemented) at or prior to the written confirmation of the sale of such Shares to such person in ay case where such delivery of the Prospectus (as amended or supplemented) is required by the Act. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that the Selling Stockholders may otherwise have.

     If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company or any Selling Stockholder pursuant to subsection (a) or (b) above, such Underwriter shall promptly notify the Company or such Selling Stockholder, as applicable, in writing of the institution of such action, and the Company or such Selling Stockholder, as applicable, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company or such Selling Stockholder, as applicable, will not relieve the Company or such Selling Stockholder, as applicable, of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company or such Selling Stockholder, as applicable, in connection with the defense of such action or the Company or such Selling Stockholder, as applicable, shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company or such Selling Stockholder, as applicable, (in which case neither the Company nor such Selling Stockholder shall have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or such Selling Stockholder, as applicable, and paid as incurred (it being understood, however, that neither the Company nor any Selling Stockholder shall be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than one local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, neither the Company nor any Selling Stockholder shall be liable for any settlement of, or consent to the entry of any judgment with respect to, any such claim or action effected without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

     (c) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company and each Selling Stockholder, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Selling Stockholder or any such person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representative to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or the Prospectus, or (B) any omission or alleged omission to state a material fact in connection with such information required to be stated either in such Registration Statement or Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading. The statements set forth in the paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company. The indemnity agreement set forth in this Section 9(c) shall be in addition to any liabilities that such Underwriter may otherwise have.

     If any action is brought against the Company, any Selling Stockholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Selling Stockholder or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Representative on behalf of the Underwriters will not relieve the Underwriters of any obligation hereunder, except to the extent that its or their ability to defend is actually impaired by such failure or delay. The Company, the Selling Stockholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Selling Stockholder or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than one local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of, or consent to the entry of any judgment with respect to, any such claim or action effected without the prior written consent of the Representative, which consent shall not be unreasonably withheld, conditioned or delayed.

     (d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) or (c) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company or the Selling Stockholders, as applicable, bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company, of the Selling Stockholders and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, by the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

     (e) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and no Selling Stockholder shall be required to contribute any amount in excess of the gross sale price of the Shares sold by such Selling Stockholder pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint. The Selling Stockholders’ obligations to contribute pursuant to this Section 9 are several in proportion to the gross sales price of the Shares sold by each such Selling Stockholder.

     10. Survival:

     The indemnity and contribution agreements contained in Section 9 and the covenants, agreements, warranties and representations of the Company and the Selling Stockholders contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, the Selling Stockholders or any person who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Engagement Letter shall survive the execution, delivery, performance and termination of this Agreement (except as otherwise provided therein). The Company, each Selling Stockholder and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

     11. Notices:

     Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th

Street North, Arlington, Virginia 22209, Attention: Syndicate Department (with copies to King & Spalding LLP, 1100 Louisiana Street, Suite 4000, Houston, Texas 77002, Attention: P. Kevin Trautner); if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 1120 South Capital of Texas Highway, Building Three, Suite 220, Austin, Texas 78746 (with copies to Vinson & Elkins LLP, 2801 Via Fortuna, Suite 100, Austin, Texas 78746, Attention: J. Nixon Fox III); or if to a Selling Stockholder, c/o John T. McDonald at the address of the offices of the Company with a copy to such Selling Stockholder’s respective counsel as set forth on Schedule IV hereto.

     12. Governing Law; Headings:

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     13. Parties at Interest:

     The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Selling Stockholders and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

     14. Counterparts and Facsimile Signatures:

     This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

     If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholders and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Selling Stockholders and the Underwriters.

Very truly yours, PERFICIENT, INC.
By:
By:
Title:

THE SELLING STOCKHOLDERS LISTED ON SCHEDULE I ATTACHED HERETO
By:	John T. McDonald or Michael D. Hill
Attorney-in-Fact

Accepted and agreed to as
of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:
Title:

For itself and as Representative of the other
Underwriters named on Schedule II hereto.

Schedule I

	Number of Initial	Number of Option
Name of Party Selling Shares	Shares to be Sold	Shares to be Sold
Perficient, Inc.	4,250,000	267,390
John T. McDonald	—	250,000
Jeffrey S. Davis	—	45,000
David S. Lundeen	—	125,000
AB Holdings L.L.C.	450,000	67,500
The Morton Meyerson Family Foundation	300,000	—
Kenneth Neusanger	20,000	—
Thomas Pash	8,500	—
Keith Brenton	1,300	—
Douglas Kelly	1,800	—
John Biedermann	1,000	—

Total	5,032,600	754,890

Schedule II

Number of Initial
Underwriter	Shares to be Purchased
Friedman, Billings, Ramsey & Co., Inc.	[ ]

Stifel, Nicolaus & Company, Inc.	[ ]

Roth Capital Partners, LLC	[ ]

Gilford Securities Incorporated	[ ]

Total	5,032,600

Schedule III

List of Subsidiaries

Perficient Genisys, Inc.
Perficient Meritage, Inc.
Perficient ZettaWorks, Inc.

Schedule IV

Selling Stockholder Counsel

Exhibit A

FORM OF IRREVOCABLE POWER OF ATTORNEY

John T. McDonald
Michael D. Hill
As Attorneys-In-Fact
c/o Perficient, Inc.
1120 South Capital of Texas Highway
Building Three, Suite 220
Austin, Texas 78746

Ladies and Gentlemen:

     The undersigned stockholder (the “Selling Stockholder”) of Perficient, Inc., a Delaware corporation (the “Company”), contemplates that he, she or it may sell issued and outstanding shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), to certain underwriters (the “Underwriters”), pursuant to the Underwriting Agreement referred to below, in connection with the registered public offering of Common Stock (the “Offering”) on the Registration Statement (as defined below). The Selling Stockholder understands that the Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (No. 333-123177), as amended (the “Registration Statement”), covering the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) shares of Common Stock to be sold by the Company and that may be sold by the Selling Stockholder and each of the other Selling Stockholders (as defined in the Underwriting Agreement) in the Offering and (ii) solely to cover over-allotments, shares of Common Stock that may be sold by the Company and the Selling Stockholder and each of the other Selling Stockholders. Capitalized terms used herein without definition shall have their respective meanings set forth in the Underwriting Agreement.

     The Selling Stockholder, by executing and delivering this Irrevocable Power of Attorney (this “Agreement”), confirms his or her willingness to sell up to the aggregate number of shares of Common Stock set forth on Appendix A hereto under the heading “Number of Shares to Be Sold by the Selling Stockholder” pursuant to the Underwriting Agreement (or such other lesser number of shares of Common Stock, as determined by the Attorneys-in-Fact in accordance herewith) (the “Shares”) to the Underwriters, all as hereinafter provided.

     The Selling Stockholder hereby acknowledges receipt of (i) a draft of an underwriting agreement dated April 7, 2005 (the “Underwriting Agreement,”) among the Company, the Selling Stockholder and each of the other Selling Stockholders party thereto and the Underwriters, relating to the Offering of Common Stock to be purchased by the Underwriters from the Company and the Selling Stockholders, and (ii) a copy (without exhibits) of the Registration Statement and all amendments thereto through the date of execution hereof. The Selling Stockholder understands that the Underwriting Agreement is subject to revision before execution, with such changes as the Attorneys-in-Fact deem appropriate (including with respect to the number of Shares to be sold by the Selling Stockholder, but in no event may the Attorneys-in-Fact increase the number of Shares to be sold beyond the number set forth on Appendix A), and that the Registration Statement has not yet become effective under the Securities Act and is subject to amendment.

     To induce the Underwriters to enter into the Underwriting Agreement with the Company and the Selling Stockholders and to secure their performance, the Selling Stockholder, for the benefit of the Underwriters and the Company, agrees as follows:

     1. Appointment of Attorneys-in-Fact, Grant of Authority. For purposes of effecting the sale of the Shares pursuant to the Underwriting Agreement, the Selling Stockholder hereby irrevocably makes, constitutes and appoints John T. McDonald and Michael D. Hill, and each of them, the true and lawful agents and attorneys-in-fact of the Selling Stockholder (each, an “Attorney-in-Fact” and, collectively, the “Attorneys-in-Fact”), each with full power and authority (except as provided below) to act hereunder, individually, collectively, or through duly appointed successor attorneys-in-fact, in his, her or their sole discretion (it being understood and agreed that the Attorneys-in-Fact may, unless otherwise specified herein, act individually and, where collective action is specified, act collectively by and through the joint action of each of them, and that each of them may duly appoint successor attorneys-in-fact and delegate to them any and all of their powers hereunder), all as hereinafter provided, in the name of and for and on behalf of the Selling Stockholder, as fully as could the Selling Stockholder if present and acting in person, with respect to all matters in connection with the execution and delivery of the Underwriting Agreement and the registration and sale of the Shares in the Offering including, but not limited to, the power and authority to:

          (a) authorize and direct the Selling Stockholder and any other person or entity to take any and all actions as may be necessary or deemed to be advisable by the Attorneys-in-Fact or any of them to effect the sale, transfer and disposition of the Selling Stockholder’s Shares in, and in connection with, the Offering (including without limitation to determine the number of Shares to be sold by the Selling Stockholder (which may differ from the amount set forth in the drafts of the Registration Statement and Underwriting Agreement reviewed by the Selling Stockholder) and the price at which such Shares will be sold to the Underwriters), on such terms and conditions, except as set forth below, as the Attorneys-in-Fact or any of them may, in their sole discretion, determine;

          (b) negotiate, execute and deliver the Underwriting Agreement, substantially in the form of the draft dated April 7, 2005 with such changes therein as the Attorneys-in-Fact or any of them, in their sole discretion, except as set forth below, may determine and execute and deliver any amendments, modifications or supplements to the Underwriting Agreement, the execution and delivery of such Underwriting Agreement by any Attorneys-in-Fact to be conclusive evidence of their approval thereof and carry out and comply with each and all of the provisions of the Underwriting Agreement;

          (c) arrange for, prepare or cause to be prepared an amendment or amendments to the Registration Statement and take all actions as may be necessary or deemed to be desirable with respect to the Registration Statement, including, without limitation, the execution, acknowledgment and delivery of all such certificates, reports, assurances, documents, letters and consents, as may be necessary or deemed to be desirable in connection therewith, and execute, acknowledge and deliver any and all certificates, assurances, reports, documents, letters and consents to the Commission, appropriate authorities of states or other jurisdictions, the Underwriters or legal counsel, which may be required or appropriate in connection with the registration of the Shares under the Securities Act or the securities or “blue sky” laws of the various states and jurisdictions or to facilitate sales of the Shares including, but not limited to (i) a request for acceleration of the effective date of the Registration Statement and (ii) any representations to the Commission necessary to facilitate effectiveness of the Registration Statement;

          (d) endorse (in blank or otherwise), transfer and deliver on behalf of the Selling Stockholder the certificates for Shares to be sold by the Selling Stockholder to the Underwriters, or a stock power or stock powers attached to such certificates;

          (e) take or cause to be taken any and all further actions, and execute and deliver, or cause to be executed and delivered, any and all such agreements (including, but not limited to, the Underwriting Agreement and any and all documents, instruments and certificates as may be necessary or deemed to be advisable in connection therewith), instruments, documents, certificates and share powers, with such changes as the Attorneys-in-Fact or any of them may, in their sole discretion, approve (such approval to be evidenced by their signature thereof) as may be necessary or deemed to be desirable by the Attorneys-in-Fact or any of them to effectuate, implement and otherwise carry out the transactions contemplated by the Underwriting Agreement and this Agreement, or as may be necessary or deemed to be desirable in connection with the registration and sale of the Shares pursuant to the Securities Act or join the Company in withdrawing the Registration Statement if the Company should desire to withdraw the Registration Statement;

provided, however, that the Attorneys-in-Fact shall act collectively insofar as their actions shall concern (i) the determination of the number of Shares to be sold by the Selling Stockholder in the Offering, (ii) the determination of or any change in or modification of any material terms and conditions of the Offering, including, but not limited to, any determination with respect to the pricing or timing of the Offering, and (iii) determinations with respect to any pro rata allocation of Shares to be sold by the Selling Stockholder in the Offering. The Attorneys-in-Fact shall treat equitably all Selling Stockholders for whom the Attorneys-in-Fact are acting.

     2. Irrevocability. The Selling Stockholder has conferred and granted the power of attorney and all other authority contained herein in consideration of the Company’s, the other Selling Stockholders’ and the Underwriters’ proceeding with, and for the purpose of completing, the transactions contemplated by the Underwriting Agreement. Therefore, the Selling Stockholder hereby agrees that all power and authority hereby conferred is coupled with an interest and is irrevocable and, to the fullest extent not prohibited by law, shall not be terminated by any act of the Selling Stockholder or by operation of law or by the occurrence of any event whatsoever, including without limitation, the bankruptcy or insolvency of the Selling Stockholder or any similar event. If, after the execution of this Agreement, any such event shall occur before the completion of the transactions contemplated by the Underwriting Agreement and this Agreement, the Attorneys-in-Fact are nevertheless authorized and directed to complete all of such transactions as if such event had not occurred and regardless of notice thereof. Notwithstanding the foregoing, this Agreement may be terminated in accordance with the terms of Section 8.

     3. Representations, Warranties and Agreements. The Selling Stockholder represents, warrants and agrees that:

          (a) All authorizations and consents, including, but not limited to, any releases necessary for the execution and delivery by the Selling Stockholder of this Agreement and for the sale and delivery of the Shares to the Underwriters have been obtained and are in full force and effect, and the Selling Stockholder has full right, power and authority to enter into the Underwriting Agreement and this Agreement and to sell, transfer and deliver the Shares to the Underwriters.

          (b) If any Shares are to be purchased pursuant to the Underwriting Agreement, the Selling Stockholder hereby agrees to comply with, and to assist the Attorneys-in-Fact in complying with, the provisions of Section 2 of the Underwriting Agreement in connection with delivery of the Shares to the Underwriters.

          (c) The Selling Stockholder has read the draft of the Underwriting Agreement referred to above and understands the same, and agrees that the representations and warranties to be made by or on behalf of the Selling Stockholders as set forth in Section 3.2 of the Underwriting Agreement are incorporated by reference herein, are true and correct with respect to the Selling Stockholder on the date hereof and will be true and correct with respect to the Selling Stockholder at the Closing Time and on each Date of Delivery, if any, with respect to the Offering, as the context of such representations and warranties requires, and authorizes the Attorneys-in-Fact, acting on behalf of the Selling Stockholder, to confirm the truth and accuracy of such representations and warranties in connection with the consummation or implementation of the transactions contemplated by the Underwriting Agreement and this Agreement.

          (d) The Selling Stockholder has not taken and will not take, directly or indirectly, any action intended to constitute or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Common Stock; and to assure compliance with Regulation M under the Securities Exchange Act of 1934, as amended, the Selling Stockholder will not make bids for or purchases of, or induce bids for or purchases of, directly or indirectly, any shares of Common Stock until the distribution of all shares being sold in the Offering has been completed; the Selling Stockholder has not and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than the then current prospectus filed with the Commission or other material permitted by the Securities Act.

          (e) The foregoing representations, warranties and agreements are for the benefit of and may be relied upon by the Attorneys-in-Fact, the Company, the Underwriters and their respective legal counsel.

     4. Payment. The Selling Stockholder hereby authorizes and directs the Attorneys-in-Fact or any of them to take such action as may be required to provide for the distribution to the Selling Stockholder of the proceeds of the Offering owing to the Selling Stockholder in connection therewith, such payment to be made in immediately available funds.

     5. Compensation. The Selling Stockholder shall have no obligation to pay any compensation to the Attorneys-in-Fact for acting in such capacities. The terms of this paragraph shall survive termination of this Agreement.

     6. Ownership of Shares. Subject to the terms hereof, until payment of the purchase price for the Shares being sold by the Selling Stockholder pursuant to the Underwriting Agreement has been made by or for the account of the Underwriters, the Selling Stockholder shall remain the owner of the Shares and shall have all rights thereto, including, without limitation, voting or consent rights and the right to receive all dividends and distributions thereon, which are not inconsistent with this Agreement. However, until such payment in full has been made or until the Underwriting Agreement has been terminated, the Selling Stockholder agrees that it will not give, sell, pledge, hypothecate, grant any lien on or security interest in, transfer, deal with or contract with respect to the Shares or any interest therein, except to the Underwriters pursuant to the Underwriting Agreement.

     7. Release. The Selling Stockholder hereby agrees to release the Attorneys-in-Fact and each of them from any and all liabilities, joint or several, to which they may become subject insofar as such liabilities (or action in respect thereof) arise out of or are based upon any action taken or omitted to be taken by the Attorneys-in-Fact pursuant hereto, except if such liabilities shall result from the bad faith of the Attorneys-in-Fact. This paragraph shall survive termination of this Agreement.

     8. Termination. If the Underwriting Agreement shall not be entered into on behalf of the Selling Stockholder, or if it shall not become effective pursuant to its terms, or if it shall be terminated pursuant to its terms, or if the Shares agreed to be sold as contemplated by the Underwriting Agreement are not purchased and paid for by the Underwriters on or before                  , 2005, then this Agreement shall terminate: subject, however, (i) to Section (7) hereof, (ii) to the payment of all expenses incurred by or on behalf of the Selling Stockholder, and (iii) to all lawful action of the Attorneys-in-Fact done or performed pursuant hereto prior to actual receipt of such notice, and thereafter the Attorneys-in-Fact shall have no further responsibilities or liabilities to the Selling Stockholder.

     9. Notices. Any notice required to be given pursuant to this Agreement shall be deemed given if in writing and delivered in person, or if given by telephone or telegraph if subsequently confirmed by letter, to: (i) John T. McDonald, as Attorney-in-Fact, c/o Perficient, Inc., at 1120 South Capital of Texas Highway, Building Three, Suite 220, Austin, Texas 78746 or (ii) Michael D. Hill, as Attorney-In-Fact, c/o Perficient, Inc., at 1120 South Capital of Texas Highway, Building Three, Suite 220, Austin, Texas 78746 and (iii) to the Selling Stockholder at the address set forth in the Company’s records.

     10. Applicable Law. The validity, enforceability, interpretation, and construction of this Agreement shall be determined in accordance with the substantive laws of the State of Texas, and this Agreement shall inure to the benefit of, and shall be binding upon, the Selling Stockholder and the Selling Stockholder’s heirs, executors, administrators, successors and assigns, as the case may be.

     11. Counterparts. This Agreement may be signed in any number of counterparts, each executed counterpart constituting an original but all together constituting only one instrument.

This Irrevocable Power of Attorney shall be effective as of                          , 2005.

Very truly yours,

[ ]
By:

Name:
Title:

[SPOUSAL CONSENT

     I am the spouse of _______________. On behalf of myself, my heirs and legatees, I hereby join in and consent to the terms of the foregoing Agreement and agree to the sale of the shares of the Common Stock of Perficient, Inc., registered in the name of my spouse or otherwise registered, which my spouse proposes to sell pursuant to the Underwriting Agreement (as defined therein).

Dated: , 2005

By:

Name]

     [                                     ] hereby accepts the appointment as Attorney-in-Fact pursuant to the foregoing Irrevocable Power of Attorney, and agrees to abide by and act in accordance with the terms of said agreement.

Dated: , 2005

[ ]

     [                                     ] hereby accepts the appointment as Attorney-in-Fact pursuant to the foregoing Irrevocable Power of Attorney, and agrees to abide by and act in accordance with the terms of said agreement.

Dated: , 2005

[ ]

APPENDIX A

Number of Shares to Be Sold by the Selling Stockholder

up to [                      ] shares of Common Stock.

Exhibit B

FORM OF LOCK-UP AGREEMENT

Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
Arlington, Virginia 22209

RE: Perficient, Inc. (the “Company”)

Ladies and Gentlemen:

     The undersigned is an owner of record or beneficially of certain shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the “Offering”) for which you will act as the representative (the “Representative”) of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company and the selling stockholders (the “Selling Stockholders”) listed on Schedule I to the Underwriting Agreement, dated _______________, 2005 among the Company, the Selling Stockholders and the Representative (the “Selling Stockholders”) by, among other things, raising additional capital to repay indebtedness. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company and the Selling Stockholders with respect to the Offering.

     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, directly or indirectly, offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (each being, a “Disposition”) any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, “Securities”) now owned or hereafter acquired directly by the undersigned or with respect to which the undersigned has or hereafter acquires the power of Disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) with respect to sales or purchases of Common Stock acquired on the open market, or (iii) with the prior written consent of the Representative. The foregoing restrictions will terminate after the close of trading of the Common Stock on the 90th day after (and including) the date of the final prospectus filed with the Securities and Exchange Commission in connection with the Offering (the “Lock-Up Period”). The foregoing restriction has been expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-Up Period, even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without

B-1

limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or Securities held by the undersigned except in compliance with the foregoing restrictions.

     This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. In the event the Offering has not occurred on or before _______________, 2005, this agreement shall be of no further force or effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

B-2

Dated

Printed Name of Holder

By:
Signature

Printed Name of Person Signing (and indicate capacity of person signing as custodian, trustee, or on behalf of an entity)